UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 6, 2006

Date of Report (Date of earliest event reported)

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(215) 557-4630 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.

On June 6, 2006, Sovereign Bancorp, Inc. (the “Company”) and Sovereign Capital Trust VI (the “Trust”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Bear Stearns & Co. Inc., J.P. Morgan Securities Inc. and Santander Investment Securities Inc., as representatives of the several underwriters, in connection with the Trust’s issuance and sale (the “Capital Securities Offering”) of $300,000,000 aggregate liquidation amount of 7.908% Capital Securities due 2036 (the “Capital Securities”). The Capital Securities to be sold in the Capital Securities Offering were registered by the Company and the Trust under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR (File nos. 333-133514 and 333-133514-01). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

For additional information, reference is made to a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

1.1

Underwriting Agreement, dated June 6, 2006, among Sovereign Bancorp, Inc., Sovereign Capital Trust VI, Citigroup Global Markets Inc., Bear Stearns & Co. Inc., J.P. Morgan Securities Inc. and Santander Investment Securities Inc., as representatives of the several underwriters.

99.1	Press Release, dated June 6, 2006, of Sovereign Bancorp, Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: June 7, 2006

	By:	/s/ Thomas R. Brugger
Thomas R. Brugger
Treasurer

EXHIBIT INDEX

1.1

Underwriting Agreement, dated June 6, 2006, among Sovereign Bancorp, Inc., Sovereign Capital Trust VI, Citigroup Global Markets Inc., Bear Stearns & Co. Inc., J.P. Morgan Securities Inc. and Santander Investment Securities Inc., as representatives of the several underwriters.

99.1	Press Release, dated June 6, 2006, of Sovereign Bancorp, Inc.